UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 26, 2005 (April 20, 2005)

Cendant Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

9 West 57th Street
New York, NY		10019
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (212) 413-1800

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Effective April 20, 2005, Cendant has amended, extended and increased its Canadian rental car fleet securitization program, known as the WTH Funding Limited Partnership (“WTH Funding”). WTH Funding purchases, owns and rents prescribed classes of vehicles throughout Canada under the Avis and Budget brands. In order to effect the amendment, two wholly-owned subsidiaries of Cendant, Aviscar Inc. and Budgetcar Inc., as general partners, entered into a Fourth Amended and Restated Limited Partnership Agreement with BNY Trust Company of Canada, in its capacity as trustee of STARS Trust, and Montreal Trust Company of Canada, in its capacity as trustee of Bay Street Funding Trust, as limited partners (the “Partnership Agreement”).

     In general, the purchase of vehicles by WTH Funding is funded by capital contributions from each of the partners, with the general partners obligated to contribute between approximately 9% and 17.5% of the amount of the contributions made by the limited partners on a go-forward basis. The Partnership Agreement increased the capacity of the program from Cdn.$500 million to Cdn.$775 million and extended the termination date of the Partnership Agreement to April 30, 2010.

     The Partnership Agreement contains standard representations, warranties and covenants from the general partners, including restrictive covenants on mergers and the incurrence of debt by the general partners on behalf of WTH Funding, subject to certain exceptions. Certain performance obligations of the general partners under the Partnership Agreement are guaranteed by Cendant.

     The limited partners, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Cendant and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.02 Results of Operations and Financial Condition.

     On April 26, 2005, we reported a change in our Net Cash Provided by Operating Activities and Free Cash Flow data for first quarter 2005 originally reported on April 25, 2005 and attached to our Current Report on Form 8-K of the same date. A revised press release discussing our first quarter 2005 results and the press release announcing the corrected cash flow data are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference in their entirety.

     In addition, on April 26, 2005, at its Annual Meeting of Stockholders, Cendant Corporation presented the following financial information, which has been recast to present its marketing services and former fuel card, fleet leasing and appraisal businesses as discontinued operations.

•  Net revenue of $11,304 million and $15,159 million for 2002 and 2003, respectively.
•  Pre-tax income of $1,065 million and $1,748 million for 2002 and 2003, respectively.
•  Earnings per share of $0.67 and $1.10 for 2002 and 2003, respectively.

     The information in this item, including Exhibits 99.1 and 99.2, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Cendant under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release: Cendant Reports Results for First Quarter 2005.

99.2	Press Release: Cendant Issues Corrected Cash Flow Figures for First Quarter 2005.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION

	By:	/s/ Virginia M. Wilson
Virginia M. Wilson Executive Vice President and Chief Accounting Officer

Date: April 26, 2005

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CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated April 26, 2005

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release: Cendant Reports Results for First Quarter 2005.
99.2	Press Release: Cendant Issues Corrected Cash Flow Figures for First Quarter 2005.

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